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Registration No. 333-131436

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM S-3D/POS

POST EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3D REGISTRATION STATEMENT

Under The Securities Act of l933

MONMOUTH CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey

(State or other jurisdiction of incorporation or organization)

21-0740878

(I.R.S. Employer Identification No.)

Juniper Business Plaza, Suite 3-C, 3499 Rt. 9 North, Freehold, NJ,  07728  Telephone No. 732-577-9993

(Address, including zip code, and telephone number, including area of registrant’s principal executive offices)

Eugene W. Landy, Esq., Juniper Business Plaza, Suite 3-C, 3499 Rt. 9 North, Freehold, NJ, 07728

Telephone Number 732-577-9997

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public is as soon as possible after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box :            X

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plan, check the following box:    ____

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:       _____

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:      _____

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:  ____

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit *	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Shares	1,200,000	$5.81	$6,972,000	$746.00

*Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and based upon the mean between the bid and asked prices on the NASDAQ National Market System on January 30, 2006.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

This Post-Effective Amendment No. 1 amends the Dividend Reinvestment and Stock Purchase Plan (the Plan) of Monmouth Capital Corporation as follows:

By virtue of the fact that Monmouth Capital Corporation is now listed on the NASDAQ National Market System, it is exempt from Blue Sky filings.  Accordingly, Number 4(a) of the Plan is amended to read in full as follows:

“All shareholders of record of Shares of Common Stock are eligible to participate in the Plan.”

Other than the above change, all the remainder of the Dividend Reinvestment and Stock Purchase Plan of Monmouth Capital Corporation filed with the Securities and Exchange Commission on February 1, 2006 remains unchanged.

This Post-Effective Amendment No. 1 is effective immediately.

PROSPECTUS

MONMOUTH CAPITAL CORPORATION

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

The Dividend Reinvestment and Stock Purchase Plan  (the “Plan”) of Monmouth Capital Corporation (“Monmouth”) described herein provides holders of  Monmouth’s Shares of Common Stock (“Shares of Common Stock” or “Shares”) with a simple and convenient method of investing cash dividends and optional cash payments in additional Shares of Common Stock without payment of any trading fees or service charge.

The proceeds of dividends reinvested in the Plan and optional cash payments will be used to purchase original issue Shares of Common Stock from Monmouth.  The price of Shares of Common Stock purchased with reinvested dividends and optional cash payments will be 95% of the market price (see Question 16).

Participants in the Plan may:

•

Automatically reinvest cash dividends on all Shares registered in their names.

•

Automatically reinvest cash dividends on less than all of the Shares registered in their names and continue to receive cash dividends on the remaining Shares.

•

Invest by making optional cash payments at any time of not less than $500 per payment nor more than $1,000 per month, unless a Request for Waiver has been accepted by Monmouth pursuant to Question 12 herein, whether or not any dividends on Shares registered in the participant’s name are being reinvested.  Optional   cash payments will be invested monthly, generally on the Investment Date.

Holders of Shares of Common Stock who do not choose to participate in the Plan will continue to receive cash dividends, as declared, in the usual manner.

IT IS SUGGESTED THAT THIS PROSPECTUS BE RETAINED FOR FUTURE REFERENCE.

Monmouth reserves the right to terminate the Plan at any time.

The Plan does not represent a change in Monmouth’s dividend policy or a guarantee of future dividends.  Dividends will continue to depend on earnings, financial requirements, and other factors.

This Prospectus relates to up to 1,200,000 Shares of Common Stock with $1.00 par value.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY MONMOUTH.  NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF MONMOUTH SINCE THE DATE HEREOF.  THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER BY MONMOUTH OR ANY AGENT OF MONMOUTH OR ANY OTHER PERSON TO SELL SECURITIES IN ANY STATE IN WHICH SUCH OFFER WOULD BE UNLAWFUL.  THIS PROSPECTUS RELATES ONLY TO THE SHARES OF MONMOUTH OFFERED HEREBY AND IS NOT TO BE RELIED UPON IN CONNECTION WITH THE PURCHASE OR SALE OF ANY OTHER SECURITIES OF MONMOUTH.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

The date of this Prospectus is ___________, 2006.

AVAILABLE INFORMATION

Monmouth is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports and other information with the Securities and Exchange Commission (“Commission”) relating to its business, financial position, results of operations and other matters.  Information as of particular dates concerning the Directors is disclosed in proxy statements.  Such reports, proxy statements and other information can be inspected at the Public Reference Room of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C.; and at certain of its Regional Offices, located at Room 1204, Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois; Room 1102, Federal Building, 26 Federal Plaza, New York, New York; and 5757 Wiltshire Boulevard, Suite 500 East, Los Angeles, California.  Copies of such material can be obtained from the Public Reference Section of the Commission in Washington, D.C. 20549 at prescribed rates.

Monmouth has filed with the Commission a Registration Statement under the Securities Act of 1933 with respect to the Shares of Common Stock offered hereby.  This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission.  For further information pertaining to Monmouth, the Shares of Common Stock and related matters, reference is made to such Registration Statement, including the exhibits incorporated therein by reference or filed as a part thereof.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents and portions of documents filed by Monmouth with the Commission are hereby incorporated into this Prospectus by reference:

(1)

Monmouth’s most recent Annual Report on Form 10-K filed pursuant to the Exchange Act.

(2)

All other reports filed pursuant to the Exchange Act, including reports on Form 10-Q and 8-K, since the end of the fiscal year covered by the annual report.

(3)

The description of Monmouth’s Shares, $1.00 par value, which is contained in a registration statement filed under the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

(4)

All documents filed by Monmouth pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering to which this Prospectus relates shall also be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents.

The foregoing documents incorporated by reference in this Prospectus (not including exhibits to the information that are incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates) will be provided without charge to each person to whom a prospectus is delivered, upon written or oral request of such person, made to Shareholder Relations, Monmouth Capital Corporation, Juniper Business Plaza, Suite 3-C, 3499 Route 9 North, Freehold, New Jersey 07728 (telephone number 732-577-9993).

No person has been authorized to give any information, or to make any representations other than those contained in this Prospectus or referred to herein, and, if given or made, such other information or representation must not be relied upon as having been authorized by Monmouth.  This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.  The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to the date hereof.

This Prospectus relates to the Shares of Common Stock of Monmouth registered for sale under the Plan.  It is suggested that this Prospectus be retained for future reference.

THE COMPANY

Monmouth is a corporation organized under the laws of New Jersey.  Monmouth’s principal executive offices are located at Juniper Business Plaza, Suite 3-C, 3499 Route 9 North, Freehold, New Jersey 07728.  Monmouth’s telephone number is 732-577-9993.

DESCRIPTION OF THE DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

The Dividend Reinvestment and Stock Purchase Plan (the “Plan”) for holders of Shares of Common Stock of Monmouth is set forth in the following questions and answers:

For further information concerning the Plan, please address correspondence to:

Shareholder Relations

Monmouth Capital Corporation

Juniper Business Plaza, Suite 3-C

3499 Route 9 North

Freehold, New Jersey  07728

PURPOSE

1.

What is the purpose of the Plan?

The purpose of the Plan is to provide holders of record of Shares of Common Stock of Monmouth with a convenient and economical way of investing cash dividends and optional cash payments in Shares of Common Stock of Monmouth at a 5% discount from the market price prior to investment (see Question 16) and without payment of any trading fees or service charge.  Since such Shares of Common Stock will be purchased from Monmouth, Monmouth will receive additional funds for general corporate purposes.

ADVANTAGES

2.

What are the advantages of the Plan?

By participating in the Plan:

•

You may purchase Shares of Common Stock of Monmouth at a 5% discount from the market price (see Question 16) by reinvesting cash dividends on all or less than all of the Shares of Common Stock registered in your name.

•

You may purchase additional Shares of Common Stock at the same discount by making optional cash payments at any time of not less than $500 per payment nor more than $1,000 per month, unless a Request for Waiver has been accepted by Monmouth pursuant to Question 12 herein.

•

You pay no trading fees or service charge in connection with investments under the Plan.

•

Recordkeeping is simplified under the Plan by the provision of a statement of account to each participant.

•

You are assured safekeeping of Shares of Common Stock credited to your account because certificates are not issued unless requested.

ADMINISTRATION

3.

Who administers the Plan?

American Stock Transfer & Trust Company (the “Agent”) administers the Plan and provides certain administrative support.  On behalf of participants, the Agent keeps records, sends statements of account after each purchase to participants and performs other duties relating to the Plan.  The Agent purchases Shares of Common Stock from Monmouth as agent for participants in the Plan and credits the shares to the accounts of the individual participants.

The Agent can be contacted by telephone at 1-888-556-0426, via its website at www.amstock.com, or by mail at P.O. Box 922, Wall Street Station, New York, New York 10269-0560.

ELIGIBILITY

4.

Who is eligible to participate?

(a)

Shareholders of Record

All holders of record of Shares of Common Stock are eligible to participate in the Plan.

(b)

Beneficial Owners of Shares of Common Stock

Beneficial owners, whose Shares of Common Stock are registered in names other than their own (for instance, in the name of a broker or bank nominee), may not participate in the reinvestment of cash dividends on such Shares of Common Stock.  Nevertheless, the shareholder, all of whose Shares of

 Common Stock are in street name or nominee name, may participate in the optional cash payment provisions by completing and sending in the Authorization Card certifying that he is a shareholder of Monmouth.

5.

How is the Plan to be interpreted?

Any question of interpretation arising under the Plan will be determined by Monmouth and any such determination will be final.

PARTICIPATION

6.

How do Holders of Shares of Common Stock join the Plan?

A holder of record of Shares of Common Stock may join the Plan at any time by completing and signing an Authorization Card and returning it to the Agent.  An Authorization Card may be obtained at any time by writing to Shareholder Relations, Monmouth Capital Corporation, Juniper Business Plaza, Suite 3-C, 3499 Route 9 North, Freehold, New Jersey 07728.

7.

What does the Authorization Card provide?

If you check the appropriate box on the Authorization Card, you may elect “Full Dividend Reinvestment” and the Agent will apply all cash dividends on all the Shares of Common stock then or subsequently registered in your name, together with any optional cash payments, toward the purchase of Shares of Common Stock.

If you elect to reinvest dividends on only a portion of your Shares of Common Stock, you should check the “Partial Dividend Reinvestment” box on the Authorization Card and the Agent will reinvest cash dividends on only the number of whole Shares of Common Stock you specify on the Authorization Card, together with any optional cash payments, toward the purchase of Shares of Common Stock, and will pay cash dividends on the rest of your Shares.

If the “Optional Cash Payments” box on the Authorization Card is checked, you will continue to receive cash dividends on Shares of Common Stock in the usual manner, but the Agent will apply any optional cash payment received with the Authorization Card or with a subsequent payment form (see Question 11) to the purchase of Shares of Common Stock under the Plan.

The Authorization Card also provides a certification to be signed by beneficial owners whose Shares of Common Stock are held in street or nominee name who wish to participate in the optional cash payment provisions.

The Agent will reinvest automatically any subsequent dividends on the Shares of Common Stock credited to your account under the Plan.  The Plan, in other words, operates so as to reinvest dividends on a cumulative basis on the Shares of Common Stock designated on your Authorization Card and on all Shares of Common Stock accumulated and held in your Plan account, until you specify otherwise by notice in writing delivered to the Agent or withdraw from the Plan altogether, or until the Plan is terminated.  See Question 29 for the consequences of sales of Shares of Common Stock subject to the Plan.

8.

What are my options under the Plan?

By marking the appropriate spaces on the Authorization Card, you may choose among the following investment options:

•

To reinvest cash dividends automatically on all Shares of Common Stock now and subsequently registered in your name at 95% of the market price (see Question 16 for a description of how this is computed).

•

To reinvest cash dividends automatically on less than all of the Shares of Common Stock registered in your name (a specified number of full shares) at 95% of the market price and to continue to receive cash dividends on the remaining Shares of Common Stock.

•

To invest by making optional cash payments at any time in any amount not less than $500 per payment nor more than $1,000 per month, unless a Request for Waiver has been accepted by Monmouth pursuant to Question 12 herein, whether or not any dividends are being automatically reinvested, at 95% of the market price.

9.

May I change options under the Plan?

Yes.  You may change options under the Plan at any time by completing and signing a new Authorization Card and returning it to the Agent.  The answer to Question 6 tells how to obtain an Authorization Card.  Any change concerning the reinvestment of dividends must be received by the Agent prior to the record date for a dividend (see Question 10) in order for the change to become effective with that dividend.

10.

When will investment of dividends respecting Shares of Common Stock start?

Monmouth may pay dividends in the future on an annual basis, semi-annual basis or quarterly basis.  In any month in which no cash dividend is paid, participants may nevertheless make optional cash payments. If your Authorization Card is received by the Agent prior to the record date for determining the holders of shares entitled to receive any dividend declared, reinvestment of your dividends will commence with the next dividend.  If your Authorization Card is received subsequent to the record date, reinvestment of your dividends (or designated portion thereof) will not start until payment of the next following dividend.

OPTIONAL CASH PAYMENTS

11.

How does the cash payment option work?

Each participant in the Plan may invest in additional Shares of Common Stock by making optional cash payments at any time.  Participants in the Plan have no obligation to make any optional cash payments.  Optional payments may be made at irregular intervals and the amount of each optional payments may vary, but no optional payment may be less than $500 and the total optional payments invested by each owner of Shares of Common Stock may not exceed $1,000 per month, unless a Request for Waiver has been accepted by Monmouth pursuant to Question 12 herein.

An optional cash payment may be made by enclosing a check or money order with the Authorization Card when enrolling and thereafter by forwarding a check or money order to the Agent with a payment form which will be attached to each statement of account.  Checks and money orders must

 be in United States dollars and should be made payable to “American Stock Transfer & Trust Company”.   No interest will be paid on optional cash payments held by the Agent pending the purchase of Shares of Common Stock.  (See Questions 14 and 15).

Optional cash payments must be received by the Agent by the tenth (10th) day of each calendar month.  Cash payments received by the Agent subsequent to that date will be applied to next month’s optional investment.

WAIVER OF MAXIMUM LIMITS

12.

May I make an optional cash payment in excess of $1,000 per month?

Optional cash investments in excess of $1,000 per month may be made only pursuant to a Request for Waiver accepted by Monmouth.  Participants who wish to submit an optional cash investment in excess of $1,000 for any Investment Date must obtain the prior written approval of Monmouth, and a copy of such written approval must accompany any such optional cash investment submitted to the Agent.  A Request for Waiver should be directed to Shareholder Relations at Monmouth via telephone at 732-577-9993.  Monmouth has sole discretion to grant any approval for optional cash investments in excess of the allowable maximum amount.    In deciding whether to approve a Request for Waiver, Monmouth will consider relevant factors including, but not limited to, Monmouth’s need for additional funds, the attractiveness of obtaining such additional funds through the sale of Shares of Common Stock as compared to other sources of funds, the purchase price likely to apply to any sale of Shares of Common Stock, the participant submitting the request, the extent and nature of such participant’s prior participation in the Plan, the number of Shares of Common Stock held of record by such participant, and the aggregate amount of optional cash investments in excess of $1,000 for which Requests for Waiver have been submitted by all participants. If Requests for Waiver are submitted for any Investment Date for an aggregate amount in excess of the amount Monmouth is then willing to accept, Monmouth may honor such requests in order of receipt, pro rata or by any other method that Monmouth determines to be appropriate.  With regard to optional cash investments made pursuant to a Request for Waiver, the Plan does not provide for a predetermined maximum limit on the amount that a participant may invest or on the number of shares that a participant may purchase.

In no event will Monmouth be able to issue more shares in total than the number of shares registered for sale.

PURCHASES

13.

What is the source of Shares of Common Stock purchased under the Plan?

Shares of Common Stock purchased under the Plan come from authorized but unissued Shares of Common Stock of Monmouth.  Shares will not be purchased in the open market.

14.

When will dividends and optional cash payments be invested in Shares of Common Stock?

Reinvestment of dividends will be made on the date when the dividend becomes payable.  Participants will become owners of Shares of Common Stock purchased under the Plan as of the date of purchase.  Optional cash payments must be received by the Agent by the tenth (10th) day of each month.  Optional cash will be invested monthly on the fifteenth (15th) of the month.  If the fifteenth (15th) of the month falls on a Saturday, Sunday or holiday, optional cash will be invested the next following business day.

15.

What is the Investment Date?

The Investment Date for dividends will be the Dividend Payment Date.  For optional cash payments, the Investment Date will be the fifteenth (15th) of each month.  If an Investment Date falls on a Saturday, Sunday or holiday, the Investment Date will be the next following business day.

16.

What will be the price of Shares purchased under the Plan?

The Officers of Monmouth will determine the price of Shares to be purchased.  It is intended that the price of Shares to be purchased will be at a 5% discount from the market price.

The Shares of Common Stock are traded on the NASDAQ National Market System.  The Officers of Monmouth will fix the reinvestment price at a discount price equal to 95% of the market price.  The price at which the Shares of Common Stock will be purchased will be the higher of 95% of the average of the daily high and low sale prices of Monmouth’s Common Stock on the NASDAQ National Market System on the four trading days including and preceding the Investment Date or 95% of the average of the high and low sale prices of Monmouth’s Common Stock on the NASDAQ National Market System on the Investment Date.  In the event there is no trading in the Shares, or if for any reason Monmouth and the Agent have difficulty in determining the price of Shares to be purchased under the Plan, then Monmouth, on consultation with the Agent, will use such other public report or sources as Monmouth deems appropriate to determine the market price and the appropriate 5% discount.  If the reinvestment price involves a decimal which is not equal to one-eighth of a point, the reinvestment price will be rounded up to the next higher one-eighth of a point.

Monmouth has established a minimum price per share at $2.75 applicable to all optional cash investments.  Whenever the price established under the Plan as provided in this Question 16 is less than $2.75, then the minimum price will apply.  If the minimum price applies, then optional cash payments will be either invested at the minimum price or returned to the participant at the participant’s option. The participant will be deemed to have elected the minimum price unless, on the first business day after the Investment Date, the participant notifies Monmouth by facsimile at 732-577-9981 of his/her election to have the optional cash returned. Monmouth reserves the right to raise or lower the minimum price in the future.  Disclosure of any new minimum price will be made fifteen (15) days prior to the Investment Date. Participants in the Plan can determine the existence of any new minimum price by calling Monmouth’s Shareholder Relations department at 732-577-9993.

17.

How will the number of Shares of Common Stock purchased for me be determined?

The number of Shares of Common Stock that will be purchased for you on any Investment Date will depend on the amount of your dividend to be invested, the amount of any optional cash payments and the applicable purchase price of the Shares of Common Stock that results from dividing the aggregate amount of dividends and optional payments to be invested by the applicable purchase price.  Partial shares will be credited to your account.  At any time when you withdraw from the Plan or request all Shares to be transferred to your name, the partial share will be paid in cash.

COSTS

18.

Are there any costs to me for my purchases under the Plan?

There are no trading fees for purchases of Shares of Common Stock under the Plan because Shares are purchased directly from Monmouth.  All costs of administration of the Plan will be paid by Monmouth.  Brokers and nominees may impose charges or fees in connection with their handling of participation in the Plan by nominee and fiduciary accounts.

DIVIDENDS

19.

Will dividends be paid on Shares of Common Stock held in my Plan account?

Yes.  Cash dividends on Shares of Common Stock credited to your account are automatically reinvested in additional shares and credited to your account.

REPORTS TO PARTICIPANTS

20.

What reports will be sent to participants in the Plan?

Following each purchase of Shares of Common Stock for your account, the Agent will mail to you a statement of account showing amounts invested, the purchase price (see Question 16), the number of Shares purchased, and other information for the year to date.  Each participant will receive a Form 1099 showing income reportable for Federal income tax purposes following the final purchase in each calendar year (see Question 29).  These statements are your record of the cost of your purchases and should be retained for income tax and other purposes.  In addition, during the year you will receive copies of the same communications sent to all other holders of Shares of Common Stock.

CERTIFICATES FOR SHARES

21.

Will I receive certificates for Shares of Common Stock purchased under the Plan?

Shares of Common Stock purchased by the Agent for your account will be registered in the name of the Agent’s nominee and certificates for such Shares will not be issued to you until requested.  The total number of Shares credited to your account will be shown on each statement of account.  This custodial service helps to protect you against the risk of loss, theft or destruction of stock certificates.

Certificates for any number of whole Shares credited to your account will be issued to you at any time upon written request to the Agent.  Cash dividends with respect to Shares represented by certificates issued to you will continue to be automatically reinvested.  Any remaining Shares will continue to be credited to your account.

If the written request to the Agent is for certificates to be issued for all Shares credited to your account, any partial share will be paid in cash.

Certificates for partial shares will not be issued under any circumstances.

22.

May Shares of Common Stock in my Plan account be pledged?

No.  You must first request that certificates for Shares credited to your Plan account be issued to you (see Question 21) before you can pledge such Shares.

23.

In whose name will certificates be registered and issued?

When issued, certificates for Shares of Common Stock will be registered in the name in which your Plan account is maintained.  For holders of record, this generally will be the name or names in which your Share certificates are registered at the time you enroll in the Plan.  Upon written request, Shares will be registered in any other name, upon the presentation to the Agent of evidence of compliance with all applicable transfer requirements (including the payment of any applicable transfer taxes).

WITHDRAWAL FROM THE PLAN

24.

When may I withdraw from the Plan?

You may withdraw from the Plan at any time.  If your request to withdraw is received by the Agent prior to the record date for determining the holders entitled to receive the next dividend respecting any Shares of Common Stock held by you, your request will be processed following receipt of the request by the Agent.  If your request to withdraw is received by the Agent subsequent to the record date for determining the holders entitled to receive the next dividend respecting such Shares of Common Stock but before payment of the dividend, the dividend will be reinvested for your account and your request for withdrawal will be processed promptly thereafter.

After your request for withdrawal has become effective, all dividends will be paid in cash to you unless and until you re-enroll in the Plan, which you may do at any time.

25.

How do I withdraw from the Plan?

In order to withdraw from the Plan, please complete the tear-off portion of any Plan statement and send it to American Stock Transfer & Trust Company, P.O. Box 922, Wall Street Station, New York, New York 10269-0560. When you withdraw from the Plan, or upon termination of the Plan by Monmouth, certificates for Shares credited to your account under the Plan will be issued to you.  Any partial share will be paid in cash.

OTHER INFORMATION

26.

What happens if I sell or transfer Shares of Common Stock registered in my name?

If you dispose of all Shares of Common Stock registered in your name, the dividends on the Shares credited to your Plan account will continue to be reinvested until you notify the Agent that you wish to withdraw from the Plan.

27.

What happens if Monmouth issues a stock dividend, declares a stock split or has a rights offering?

Any stock dividends or split shares distributed by Monmouth on Shares of Common Stock credited to your Plan account will be added to your account.  Stock dividends or split shares distributed on Shares of Common Stock for which you hold certificates will be mailed directly to you in the same manner as to shareholders who are not participating in the Plan.

In a regular rights offering, as a holder of record you will receive rights based upon the total number of Shares of Common Stock owned; that is, the total number of Shares for which you hold certificates and the total number of Shares held in your Plan account.

28.

Can I vote shares in my Plan account at meetings of shareholders?

Yes.  You will receive a proxy for the total number of Shares of Common Stock held, both the Shares for which you hold certificates and those credited to your Plan account.  The total number of Shares of Common Stock held may also be voted in person at a meeting.

If the proxy is not returned or if it is returned unsigned, none of your Shares of Common Stock will be voted unless you vote in person.

29.

What are the Federal income tax consequences of participation in the Plan?

Under Internal Revenue Service rulings in connection with similar plans, dividends reinvested will be treated as taxable notwithstanding the dividends are reinvested in stock.  Under prior Internal Revenue Service rulings, it was assumed the 5% discount was also taxable.  Recent Internal Revenue Service rulings suggest that the 5% is a reduced taxable basis for the shares received.  Shareholders should consult their own tax consultant on the proper tax treatment of the discount.

Monmouth elects to qualify as a real estate investment trust (“REIT”).  Distributions of REITs are treated as dividends to the extent a REIT has earnings and profits for Federal income tax purposes. To the extent that the amount so distributed by Monmouth exceeds the current and accumulated earnings and profits of Monmouth, such excess would be treated for Federal income tax purposes as a return of capital to the shareholder.  Each participant will receive a Form 1099 showing total dividend income, the amount of any return of capital distribution and the amount of any capital gain dividend for the year.

The holding period of Shares of Common Stock acquired under the Plan, whether purchased with dividends or optional cash payments, will begin on the day following the date on which the Shares were purchased for your account.

As a participant in the Plan you will not realize any taxable income when you receive certificates for whole Shares credited to your account, either upon your request for such certificates or upon withdrawal from or termination of the Plan.  However, you will recognize gain or loss (which, for most participants, will be capital gain or loss) when whole Shares acquired under the Plan are sold or exchanged after your withdrawal from or the termination of the Plan.  If such gain or loss is capital, it will be long-term capital gain or loss if the shares sold are held for more than one year and will be short-term capital gain or loss if the Shares sold are held for one year or less.

30.

What is the responsibility of Monmouth and the Agent under the Plan?

Neither Monmouth nor the Agent nor its nominees, in administering the Plan, will accept liability for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant’s account upon such participant’s death prior to receipt of notice in writing of such death.

NEITHER MONMOUTH NOR THE AGENT CAN ASSURE YOU OF A PROFIT OR PROTECT YOU AGAINST A LOSS ON SHARES PURCHASED UNDER THE PLAN.

31.

How are income tax withholding provisions applied to participants?

In the case of foreign participants who elect to have their dividends reinvested or who elect to make optional cash payments and whose dividends are subject to United States income tax withholding, an amount equal to the dividends payable to such participants who elect to reinvest dividends, or the amount of the optional cash payment made by a participant, less the amount of tax required to be withheld, will be applied by the Agent to the purchase of Shares of Common Stock.  A Form 1042S, mailed to each foreign participant after the final purchase of the calendar year, will show the amount of tax withheld in that year.  A Form 1099 will be mailed to domestic participants in the event that Federal income tax withholding is imposed in the future on dividends to domestic participants.

32.

May the Plan be changed or discontinued?

Monmouth reserves the right to modify, suspend or terminate the Plan at any time.  All participants will receive notice of any such action.  Any such modification, suspension or termination will not, of course, affect previously executed transactions.  Monmouth also reserves the right to adopt, and from time to time change, such administrative rules and regulations (not inconsistent in substance with the basic provisions of the Plan then in effect) as it deems desirable or appropriate for the administration of the Plan.  The Agent reserves the right to resign at any time upon reasonable written notice to Monmouth.

The purpose of the Plan is to provide shareholders with a systematic and convenient method of investing dividends and optional cash payments for long-term investment.  Use of the Plan for any other purpose is prohibited.

Monmouth reserves the right to return optional cash payments to subscribing shareholders if, in Monmouth’s opinion, the investment is not consistent with the purposes of the Plan.  Shareholders who establish multiple accounts to circumvent the $1,000 per month limit on optional cash investments are subject to Monmouth’s right to return all optional cash payments.

____________________________________________

After the closing of the offering, all investors will be provided annually with financial statements of Monmouth Capital Corporation, including a balance sheet and the related statements of operations, shareholders’ equity and cash flows, accompanied by an independent registered public accounting firm’s report stating that an audit of such financial statements has been made in accordance with auditing standards of the Public Company Accounting Oversight Board (United States), stating the opinion of the auditor with respect to the financial statements and the accounting principles and practices reflected therein and with respect to the consistency of the application of the accounting principles, and identifying any matters to which the auditor takes exception and stating, to the extent practicable, the effect of each such exception on such financial statements.

SPECIAL RULES TO PROTECT MONMOUTH’S STATUS AS

A QUALIFIED REAL ESTATE INVESTMENT TRUST (“REIT”)

UNDER THE PROVISIONS OF THE INTERNAL REVENUE CODE

Monmouth elects to qualify as a REIT.  Monmouth reserves the right not to issue shares under the Plan to any shareholder holding more than three percent (3%) of Monmouth’s shares.  These shareholders may use the Plan both for dividend reinvestment and for optional cash payments but no Shares of Common Stock will be issued to any shareholder if the issuance could provide for the disqualification of Monmouth as a REIT under the provisions of the Internal Revenue Code.  The decision of Monmouth in this regard is final and the particular shareholder’s only right shall be the return of any optional cash payment and the return of dividends in cash.

Monmouth also reserves the right to return optional cash payments to subscribing shareholders if, in Monmouth’s opinion, the investment is not consistent with the purposes of the Plan.  This provision would cover shareholders who sell short shares on the NASDAQ National Market System and use the optional cash payment solely for purposes of attempting to earn the five percent (5%) differential. This provision can also be invoked to prevent any shareholder from creating multiple optional cash payment accounts. The purpose of the Plan is to provide shareholders with a systematic and convenient method of investing dividends and optional cash payments for long-term investment. Use of the Plan for any other purpose is prohibited.

USE OF PROCEEDS

Monmouth has no basis for estimating precisely either the number of Shares of Common Stock that ultimately may be sold pursuant to the Plan or the prices at which such shares will be sold.  However, Monmouth proposes to use the net proceeds from the sale of Shares of Common Stock pursuant to the Plan, when and as received, for general corporate purposes.  Monmouth considers the Plan to be a cost-effective means of expanding its equity capital base and furthering its investment objectives while at the same time benefiting holders of Shares of Common Stock.

EXPERTS

The consolidated financial statements of Monmouth as of December 31, 2004 and 2003, and for the three years ended December 31, 2004, included in Monmouth’s Annual Report on Form 10-K, have been incorporated by reference herein and in the registration statement in reliance upon the report of Cowan, Gunteski & Co., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INDEMNIFICATION

New Jersey Business Law empowers a corporation to indemnify its directors, employees and agents against certain expenses, judgments, fines and amounts incurred in connection with such person’s employment by the corporation.  Monmouth’s By-laws provide for indemnification of directors and officers to the full extent permitted or allowed under New Jersey law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Monmouth pursuant to the foregoing provisions, Monmouth has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3D and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Freehold, State of New Jersey, on January 31, 2006.

Monmouth Capital Corporation

/s/Eugene W. Landy

Eugene W. Landy

President and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Eugene W. Landy Eugene W. Landy	President and Director	January 31, 2006
/s/Michael P. Landy Michael P. Landy	Executive Vice President and Director	January 31, 2006
/s/Anna T. Chew Anna T. Chew	Vice President, Chief Financial Officer and Director	January 31, 2006
/s/Elizabeth Chiarella Elizabeth Chiarella	Secretary	January 31, 2006
/s/Maureen Vecere Maureen Vecere	Treasurer and Controller	January 31, 2006
/s/Neal Herstik Neal Herstik	Director	January 31, 2006
/s/Eugene D. Rothenberg Eugene D. Rothenberg	Director	January 31, 2006
/s/Robert G. Sampson Robert G. Sampson	Director	January 31, 2006
/s/Stephen B. Wolgin Stephen B. Wolgin	Director	January 31, 2006

EXHIBIT INDEX

Exhibit

Number

Description of Exhibit

Filed herewith:

4.1

Specimen Authorization Card.

5

Opinion of Eugene W. Landy, Esq.

23.1

Consent of Eugene W. Landy, Esq. (included in Exhibit 5)

23.2

Consent of Cowan, Gunteski & Co., Independent Registered

Public Accounting Firm

24

Powers of Attorney

EXHIBIT 4.1

Specimen Authorization Card

AUTHORIZATION CARD

MONMOUTH CAPITAL CORPORATION DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

I wish to participate in the Dividend Reinvestment and Stock Purchase Plan (the “Plan”) for the purchase of whole and partial shares of Common Stock (“Shares”) of Monmouth Capital Corporation (the “Company”) as follows:

__________

FULL DIVIDEND REINVESTMENT.  I want to reinvest dividends on all Shares now or hereafter registered in my name and on all Shares held for me by the Plan Administrator.  I may also make optional cash deposits.

__________

PARTIAL DIVIDEND REINVESTMENT.  I want to reinvest cash dividends on only ________ Shares registered in my name and want my cash dividends on the rest of my Shares.  I understand that dividends on all Shares held for me by the Plan Administrator will be reinvested.  I may also make optional cash deposits.

__________

OPTIONAL CASH DEPOSITS ONLY.  I want to make only optional cash deposits.  I do not want to reinvest dividends on Shares registered in my name.  I understand that dividends on all Shares held for me by the Plan Administrator will be reinvested.  My check in the amount of $___________ is enclosed.

My participation is subject to the provisions of the Plan as set forth in the Prospectus relating to the Shares offered pursuant to the Plan.

________________________

________________________

Social Security or Tax I.D. No.

Date

_________________________

_________________________

Print Name(s) of Registered Owner(s)

Signature(s) of Registered owner(s)

FOR INITIAL ENROLLMENT ONLY:  Make checks payable to American Stock Transfer &  Trust Company, P.O. Box 922, Wall Street Station, New York, New York 01269-0560.

SHAREHOLDERS ALL OF WHOSE SHARES ARE IN NOMINEE OR STREET NAME ONLY MAY ELECT OPTIONAL CASH PAYMENTS.  CERTIFICATION ON THE REVERSE OF CARD MUST BE COMPLETED.

OWNER CERTIFICATION OF SHARES IN STREET OR NOMINEE NAME AND ENROLLMENT IN PLAN

(TO BE USED ONLY BY SHAREHOLDERS ALL OF WHOSE SHARES ARE IN NOMINEE OR STREET NAME)

Name of Broker or Nominee Holding Shares for Shareholder:

___________________________________________________________

Number of Shares held by Broker or Nominee:  ______________

I wish to make optional cash payments to the Plan.  My check in the amount of $______ is enclosed.  My Plan Account is to be maintained as follows (PLEASE PRINT):

____________________________________________

Name

Street

City

State         Zip

______________________________

Social Security/Tax I.D. No.

Date ___________________________________

I HEREBY CERTIFY THAT I AM THE OWNER OF THE SHARES OF MONMOUTH CAPITAL CORPORATION INDICATED ABOVE.

____________________________________

Signature

IF ADDRESS IS NOT PROPERLY SHOWN, PLEASE CORRECT BEFORE RETURNING.

THIS IS NOT A PROXY.

Exhibit 5

EUGENE W. LANDY, ESQ.

Juniper Business Plaza, Suite 3-C

3499 Route 9 North

Freehold, New Jersey 07728

January 31, 2006

Monmouth Capital Corporation

Juniper Business Plaza, Suite 3-C

3499 Route 9 North

Freehold, New Jersey 07728

Gentlemen:

I have acted as counsel to Monmouth Capital Corporation (the “Corporation”) in connection with the Registration Statement of the Corporation on Form S-3D (the “Registration Statement”), under the Securities Act of 1933, as amended, for the registration of 1,200,000 Shares of Common Stock, $1.00 par value, of the Corporation (the “Shares”).  The Shares are to be issued under and pursuant to the provisions of the Corporation’s Dividend Reinvestment and Stock Purchase Plan (the “Plan”).  Except as otherwise defined herein, capitalized terms herein are used herein as defined in the Registration Statement.

For purposes of our opinion, I have examined and relied upon:

(a)

A copy of the Articles of Incorporation of the Corporation, as amended to date (the “Articles of Incorporation”);

(b)

A copy of resolutions adopted by the Board of Directors of the Corporation at a meeting held on January 12, 2006, authorizing the issuance and sale of the Shares pursuant to the Plan and related matters, certified by the Secretary of the Corporation; and

(c)

The Registration Statement, including the Plan.

Based on the foregoing and subject to the qualifications stated in the penultimate paragraph of this opinion, it is my opinion:

(1)

The Corporation has been duly established and is existing under its Articles of Incorporation as an incorporated New Jersey corporation and has made all filings required to be made under New Jersey law.

(2)

The Shares have been duly authorized and reserved for issuance and, when issued and paid for in accordance with the Plan, will be validly issued, fully paid and nonassessable by the Corporation.

Monmouth Capital Corporation

January 31, 2006

I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

Very truly yours,

/s/Eugene W. Landy

Eugene W. Landy

EWL:ec

 EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Monmouth Capital Corporation on Form S-3D relating to a dividend reinvestment plan to stockholders of our reports dated February 25, 2005, on our examinations of the financial statements of Monmouth Capital Corporation as of December 31, 2004 and December 31, 2003 and for the three years ended December 31, 2004, which reports are included in the Annual Report on Form 10-K for the year ended December 31, 2004.

We also consent to the reference to our firm under the caption “Experts” in the Registration Statement and related Prospectus.

Cowan, Gunteski & Co.

/s/Cowan, Gunteski & Co.

Toms River, New Jersey

January 26, 2006

EXHIBIT 24

POWER OF ATTORNEY

We, the undersigned Officers and Directors of Monmouth Capital Corporation, hereby severally constitute Eugene W. Landy and Michael P. Landy, and each of them singly, our true and lawful; attorneys, with full power to them and each of them to sign for us, and in our names in the capacities indicated below, any and all registration statements and amendments to registration statements filed with the Securities and Exchange Commission for the purpose of registering Shares of Common Stock of Monmouth Capital Corporation to be issued pursuant to the Monmouth Capital Corporation Dividend Reinvestment and Stock Purchase Plan, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to any and all said registration statements and amendments to registration statements.

WITNESS our hands on the date set forth below.

Signature	Title	Date

/s/Eugene W. Landy Eugene W. Landy	President and Director	January 31, 2006
/s/Michael P. Landy Michael P. Landy	Executive Vice President and Director	January 31, 2006
/s/Anna T. Chew Anna T. Chew	Vice President, Chief Financial Officer and Director	January 31, 2006
/s/Elizabeth Chiarella Elizabeth Chiarella	Secretary	January 31, 2006
/s/Maureen Vecere Maureen Vecere	Treasurer and Controller	January 31, 2006
/s/Neal Herstik Neal Herstik	Director	January 31, 2006
/s/Eugene D. Rothenberg Eugene D. Rothenberg	Director	January 31, 2006
/s/Robert G. Sampson Robert G. Sampson	Director	January 31, 2006
/s/Stephen B. Wolgin Stephen B. Wolgin	Director	January 31, 2006